                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
FILED BY THE REGISTRANT [x]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[x] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO (SECTION MARK)240.14A-11(C) OR
 (SECTION MARK)240.14A-12
                            FIRST UNION CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                KENT S. HATHAWAY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[x]$125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-6(J)(2).
[ ]$500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE 14A-6(I)(3).
[ ]FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.
   1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
   2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
   3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE
       ACT RULE 0-11:1
   4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
1SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.
[x]CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
   1) AMOUNT PREVIOUSLY PAID:
      $125
   2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
      Schedule 14A
   3) FILING PARTY:
      First Union Corporation
   4) DATE FILED:
      3/12/96

(First Union logo appears here)

                                                            March 7, 1996
       Dear Stockholder:
        On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of First Union Corporation (the "Corporation") to be held in Charlotte, North Carolina, on Tuesday, April 16, 1996, beginning at 9:30 a.m., Eastern time.
        The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review operating results for the past year and present other information concerning the Corporation and its subsidiaries. The meeting should be interesting and informative and we hope you will be able to attend.
        In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, whether you own a few shares or many.
       Sincerely yours,
       (Signature of Edward E. Crutchfield appears here)
       Edward E. Crutchfield
       Chairman and Chief Executive Officer
       First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013

                            First Union Corporation
          One First Union Center, Charlotte, North Carolina 28288-0013
                            NOTICE OF ANNUAL MEETING
                          TO BE HELD ON APRIL 16, 1996
                                                              March 7, 1996
     The Annual Meeting of Stockholders (the "Meeting") of First Union Corporation (the "Corporation") will be held in the Auditorium, 12th floor, Two First Union Center, Charlotte, North Carolina, on Tuesday, April 16, 1996, at 9:30 a.m., Eastern time, for the purpose of considering and acting on the following matters:
          1. A proposal to elect the 12 nominees named in the attached proxy statement as directors of the Corporation, nine nominees to serve as Class I directors with terms expiring at the 1999 Annual Meeting of Stockholders, one nominee to serve as a Class II director with a term expiring at the 1997 Annual Meeting of Stockholders, and two nominees to serve as Class III directors with terms expiring at the 1998 Annual Meeting of Stockholders, in each case until their successors are duly elected and qualified;
          2. A proposal to approve the Corporation's 1996 Employee Stock Purchase Plan;
          3. A proposal to approve the Corporation's 1996 Master Stock Compensation Plan;
          4. A proposal to ratify the appointment of KPMG Peat Marwick LLP as auditors of the Corporation for the year 1996; and
          5. Such other business as may properly come before the Meeting or any adjournments thereof.
     Only holders of record of the Corporation's Common Stock and Series B Convertible Class A Preferred Stock on the books of the Corporation at the close of business on February 23, 1996, are entitled to notice of and to vote at the Meeting.
     By Order of the Board of Directors
     (Signature of Marion A. Cowell, Jr. appears here)
     Marion A. Cowell, Jr.
     Secretary
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                            First Union Corporation
          One First Union Center, Charlotte, North Carolina 28288-0013
                                PROXY STATEMENT
GENERAL
     The enclosed proxy is solicited on behalf of the Board of Directors of First Union Corporation (the "Corporation") in connection with the Annual Meeting of Stockholders of the Corporation (the "Meeting") to be held in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, on Tuesday, April 16, 1996, at 9:30 a.m., Eastern time. The accompanying form of proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his shares voted by proxy even if he attends the Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by such person (i) giving written notice to the Secretary of the Corporation, (ii) submitting a proxy having a later date, or (iii) appearing at the Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified thereon. If no specification is made, proxies will be voted in favor of approval of Proposals 1 through 4 described below. This proxy statement and the enclosed form of proxy, Summary Annual Report and Financial Supplements are being first mailed to the Corporation's stockholders entitled to notice of and to vote at the Meeting, on or about March 12, 1996. The Summary Annual Report and Financial Supplements do not constitute "soliciting material" and are not to be deemed "filed" with the Securities and Exchange Commission (the "Commission").
     The Corporation will bear the cost of preparing this proxy statement and of soliciting proxies in the enclosed form. Proxies may be solicited by employees of the Corporation and its subsidiaries, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting such proxies. In addition, the Corporation has retained Georgeson & Company, Inc. as proxy solicitors to provide certain services in connection with the solicitation of proxies. The fee for these services is $8,000, plus expenses. VOTING SECURITIES AND PRINCIPAL HOLDERS
     As of February 23, 1996 (the "Record Date"), the Corporation had outstanding 280,977,492 shares of Common Stock, par value $3.33 1/3 per share ("Common Stock"), and 2,742,338 shares of Series B Convertible Class A Preferred Stock, no-par value ("Series B Preferred Stock"). Each holder of Common Stock will have the right to one vote, and each holder of Series B Preferred Stock will have the right to 0.52655 of a vote for each share of such stock standing in such holder's name on the books of the Corporation as of the close of business on the Record Date with respect to each of the matters voted on at the Meeting. In the aggregate, there will be 282,421,470 votes entitled to be cast. The holders of Common Stock and Series B Preferred Stock will vote together as a single class on all matters voted on at the Meeting.
     The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast
                                       1

"FOR" or "AGAINST" are included. Abstentions will be counted solely for the purpose of determining whether a quorum is present.
     Based upon information available to the Corporation, the following stockholder beneficially owned more than 5% of the Common Stock as of the date indicated:

Name and Address                                                                          Number of
of Beneficial Owner (1)                                                                  Shares Owned    Percent
Banco Santander, S.A. ("Santander")                                                       31,751,923       11.3%
  Paseo de la Castellana 24
  28046 Madrid, Spain

(1) The information presented, including the number of shares owned, is based on a Schedule 13D dated January 10, 1996, filed by Santander with the Commission. Santander is a bank holding company incorporated in Spain. The shares are owned by a wholly-owned subsidiary of Santander, FFB Participacoes e Servicos, S.A., a holding company incorporated in Portugal. The shares were acquired in exchange for shares of common stock of First Fidelity Bancorporation ("FFB"), which was acquired by the Corporation on January 1, 1996. The percentage indicated is based on the number of shares of Common Stock outstanding on the Record Date. See "Other Matters Relating to Executive Officers, Directors and Principal Stockholders" for additional information relating to Santander, including information relating to certain restrictions as to the voting of Santander's shares of Common Stock in excess of 9.9% of the outstanding voting securities of the Corporation.
                                       2

PROPOSAL 1.  ELECTION OF DIRECTORS
GENERAL INFORMATION AND NOMINEES
  The Corporation's Articles of Incorporation (as amended, the "Articles") provide that the Board of Directors shall be divided into three classes, each as nearly equal in number to the other as possible, and that at each annual meeting of stockholders, the stockholders shall elect the members of one of the three classes to three-year terms of office. The Articles also provide that the number of directors shall be determined from time to time by a majority of the directors then in office, but shall not be less than nine nor more than 30. For purposes of the election of directors at the Meeting the number of directors has been fixed at 29.
  The terms of office of the current directors serving in Class I will expire at the Meeting, and except as otherwise indicated below, the terms of office of the current directors serving in Classes II and III will expire at the 1997 and 1998 Annual Meetings of Stockholders, respectively, in each case until their successors are duly elected and qualified.
  Messrs. Brown, Crutchfield, Dickson, Inciarte, Lennon, Neubauer, Terracciano and Walker, and Dr. Shaw, who are currently serving as directors in Class I, are being nominated to serve as directors in Class I with terms expiring at the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In addition, Mr. Goldberg, who is currently serving as a director in Class II, is being nominated to serve as a director in Class II with a term expiring at the 1997 Annual Meeting of Stockholders, and Messrs. Barr and Henry, who are currently serving as directors in Class III, are being nominated to serve as directors in Class III with terms expiring at the 1998 Annual Meeting of Stockholders, in each case until their successors are duly elected and qualified.
  Messrs. Barr, Goldberg, Henry, Inciarte, Neubauer and Terracciano were elected directors of the Corporation by the Board of Directors effective as of January 1, 1996, pursuant to the agreement (the "FFB Agreement") to acquire FFB. Messrs. Barr, Goldberg and Henry are being nominated to serve as directors in Classes with current terms that extend beyond the Meeting because under North Carolina law the terms of directors elected by a board of directors cannot extend beyond the next annual meeting of stockholders. Pursuant to the foregoing, following the Meeting there will be nine directors in Class I, ten directors in Class II and ten directors in Class III.
  Unless a director reaches retirement age during his term in office (i.e., age
70), each director holds office until the annual meeting of stockholders at which his term expires and until his successor has been duly elected and qualified. Directors who reach retirement age during their term in office are to retire from the Board effective with the annual meeting of stockholders next following their 70th birthday, subject to the Board authorizing that such retirement be deferred on a year-to-year basis.
  Directors of the Corporation will be elected by a plurality of the votes cast. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee, or alternatively, the Board may reduce the number of directors to be elected at the Meeting.
  PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE NINE NOMINEES NAMED BELOW AS CLASS I DIRECTORS TO SERVE FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS, THE NOMINEE NAMED BELOW AS A CLASS II DIRECTOR TO SERVE FOR A TERM EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS, AND THE TWO NOMINEES NAMED BELOW AS CLASS III DIRECTORS TO SERVE FOR TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.
                                       3

  Listed below are the names of the nine nominees to serve as Class I directors, the nominee to serve as a Class II director, the two nominees to serve as Class III directors, and the 17 incumbent directors who will be continuing in office following the Meeting, together with: their ages; their principal occupations during the past five years; any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934 (the "1934 Act"); the years during which their current consecutive terms as directors of the Corporation first commenced; and the number of shares of Common Stock they beneficially owned as of January 31, 1996. As of such date, no director beneficially owned more than 1% of the outstanding shares of Common Stock. See footnote (2) following the list of directors for information relating to ownership of the Corporation's three outstanding series of Class A Preferred Stock.

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)

CLASS I NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

(Photo)          ROBERT J. BROWN (61). Chairman, President and Chief Executive           1993              450
                 Officer, B&C Associates, Inc., High Point, North Carolina, a
                 public relations and marketing research firm. Director, Duke
                 Power Company and Sonoco Products Company.
(Photo)          EDWARD E. CRUTCHFIELD (54). Chairman and Chief Executive Officer,       1977          237,238
                 the Corporation. Director, BellSouth Telecommunications, Inc.,
                 Bernhardt Industries, Inc., Liberty Corporation and VF
                 Corporation. (1)
(Photo)          R. STUART DICKSON (66). Chairman of the Executive Committee,            1985           31,088
                 Ruddick Corporation, Charlotte, North Carolina, a diversified holding company, since February 1994. Formerly, Chairman, Ruddick
                 Corporation. Director, Dimon Incorporated, PCA International,
                 Inc., Ruddick Corporation, Textron, Inc. and United Dominion
                 Industries. (1)
(Photo)          JUAN RODRIGUEZ INCIARTE (43). Executive Vice President and           January 1,           270
                 Director, Santander. Mr. Inciarte, who was formerly a director of       1996
                 FFB, was elected a director of the Corporation by the Board of
                 Directors in December 1995, effective as of January 1, 1996, pursuant to the terms of the FFB Agreement. (1) (3)

                                       4

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(Photo)          MAX LENNON (55). President, Mars Hill College, Mars Hill, North         1988              100
                 Carolina, since March 1, 1996. Formerly, President and Chief
                 Executive Officer, Eastern Foods, Inc., Atlanta, Georgia, a food manufacturer and distributor, from August 1994 through February
                 1996, and President, Clemson University, Clemson, South Carolina,
                 prior to August 1994. Director, Delta Woodside Industries, Inc.
                 and Duke Power Company.
(Photo)          JOSEPH NEUBAUER (54). Chairman, President and Chief Executive        January 1,         5,832
                 Officer, ARAMARK Corporation, Philadelphia, Pennsylvania, a             1996
                 services management company. Mr. Neubauer, who was formerly a director of FFB, was elected a director of the Corporation by the
                 Board of Directors in December 1995, effective as of January 1,
                 1996, pursuant to the FFB Agreement. Director, Bell Atlantic
                 Corporation, Federated Department Stores, Inc. and Penn Mutual
                 Life Insurance Co.
(Photo)          RUTH G. SHAW (48). Senior Vice President, Corporate Resources           1990            1,000
                 (since April 1994), and Chief Administrative Officer (since
                 August 1994), Duke Power Company, Charlotte, North Carolina, an
                 investor-owned electric utility. Formerly, Vice President,
                 Corporate Communications, Duke Power Company, from September 1992 to April 1994, and President, Central Piedmont Community College,
                 prior to September 1992. (1)
(Photo)          ANTHONY P. TERRACCIANO (57). President, the Corporation, since       January 1,        90,173
                 January 1, 1996. Mr. Terracciano, who was formerly Chairman of          1996
                 the Board, President and Chief Executive Officer of FFB, was
                 elected to his present office and a director of the Corporation by the Board of Directors in December 1995, effective as of
                 January 1, 1996, pursuant to the FFB Agreement. Director,
                 Santander. (1) (2) (3)
(Photo)          B. J. WALKER (65). Vice Chairman, the Corporation. (1)                  1987          104,251

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)

CLASS II NOMINEE FOR ELECTION TO A TERM EXPIRING IN 1997

(Photo)          ARTHUR M. GOLDBERG (54). Chairman, President and Chief Executive     January 1,       216,714
                 Officer, Bally Entertainment Corporation, Chicago, Illinois, a          1996
                 diversified holding company engaged in the casino and
                 entertainment businesses. Mr. Goldberg, who was formerly a director of FFB, was elected a director of the Corporation by the
                 Board of Directors in December 1995, effective as of January 1,
                 1996, pursuant to the terms of the FFB Agreement. Director,
                 DiGiorgio Corporation. (1)

CLASS III NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1998

(Photo)          EDWARD E. BARR (59). Chairman, President and Chief Executive         January 1,        64,438
                 Officer, Sun Chemical Corporation, Fort Lee, New Jersey, a              1996
                 graphic arts materials company. Mr. Barr, who was formerly a director of FFB, was elected a director of the Corporation by the
                 Board of Directors in December 1995, effective as of January 1,
                 1996, pursuant to the FFB Agreement. Director, United Water
                 Resources Inc.
(Photo)          FRANK M. HENRY (62). Chairman, Frank Martz Coach Company,            January 1,       298,968
                 Wilkes-Barre, Pennsylvania, bus transportation. Mr. Henry, who          1996
                 was formerly a director of FFB, was elected a director of the
                 Corporation by the Board of Directors in December 1995, effective as of January 1, 1996, pursuant to the FFB Agreement. Director,
                 C-Tec Corporation. (1)

INCUMBENT CLASS II DIRECTORS -- TERMS EXPIRING IN 1997

(Photo)          ROBERT D. DAVIS (64). Chairman, D.D.I., Inc., Jacksonville,             1985          958,500
                 Florida, investments. Director, American Heritage Life Investment
                 Corporation, Florida Rock Industries, Inc., Stein Mart, Inc. and
                 Winn-Dixie Stores, Inc. (1)

                                       6

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(Photo)          RODDEY DOWD, SR. (63). Chairman, Charlotte Pipe and Foundry             1988            8,805
                 Company, Charlotte, North Carolina, a manufacturer of pipe and fittings. Director, Ruddick Corporation.
                 WILLIAM H. GOODWIN, JR. (55). Chairman, AMF Companies, Richmond,        1993           23,000
                 Virginia, a manufacturer of sports and other equipment and an operator of bowling centers worldwide. Director, Basset Furniture
                 Industries, Incorporated.
(Photo)          BRENTON S. HALSEY (68). Chairman Emeritus, James River                  1993            8,340
                 Corporation, Richmond, Virginia, a marketer and manufacturer of consumer products, since February 1992. Formerly, Chairman, James
                 River Corporation. Director, Westmoreland Coal Company.
(Photo)          JACK A. LAUGHERY (61). Chairman, The Bagel Group, Inc., Rocky           1978            5,968
                 Mount, North Carolina, a restaurant developer, since January
                 1995. Formerly, Chairman, Hardee's Food Systems, Inc., Rocky
                 Mount, North Carolina, a fast food chain. Director, Papa John's
                 International Inc. and Sprint Mid-Atlantic Telecom.
(Photo)          RADFORD D. LOVETT (62). Chairman, Commodores Point Terminal             1985          181,546
                 Corp., Jacksonville, Florida, an operator of a marine terminal and a real estate management company. Director, American Heritage
                 Life Investment Corporation, Florida Rock Industries, Inc., FRP
                 Properties, Inc. and Winn-Dixie Stores, Inc.
(Photo)          HENRY D. PERRY, JR., M.D. (69). Physician, Plantation, Florida.         1985          655,009
                 (1)

                                       7

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(Photo)          RANDOLPH N. REYNOLDS (54). Vice Chairman, Reynolds Metals               1993              609
                 Company, Richmond, Virginia, an aluminum manufacturer, since
                 January 1994. Formerly, Executive Vice President, Reynolds Metals
                 Company. Director, Reynolds Metals Company.
(Photo)          JOHN D. UIBLE (60). Investor, Jacksonville, Florida. Director,          1990           10,000
                 St. Joe Paper Company.

INCUMBENT CLASS III DIRECTORS -- TERMS EXPIRING IN 1998

(Photo)          G. ALEX BERNHARDT (52). President and Chief Executive Officer,          1992            4,806
                 Bernhardt Furniture Company, Lenoir, North Carolina, a
                 residential and institutional furnishings manufacturer. Director,
                 Duke Power Company. (1)
(Photo)          W. WALDO BRADLEY (62). Chairman, Bradley Plywood Corporation,           1986           52,277
                 Savannah, Georgia, building materials. Director, Atlanta Gas
                 Light Company and Savannah Foods & Industries, Inc. (1)
(Photo)          B. F. DOLAN (68). Investor. Formerly, Chairman, Textron, Inc.,          1977           25,698
                 Providence, Rhode Island, a manufacturer of aerospace, consumer, industrial and other products. Director, FPL Group, Inc., Polaris
                 Industries, Inc., Ruddick Corporation and Textron, Inc.

                                       8

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(Photo)          JOHN R. GEORGIUS (51). Vice Chairman, the Corporation, since            1988          151,805
                 January 1, 1996. Formerly, President, the Corporation, from
                 February 1993 to January 1, 1996, and Chairman and Chief
                 Executive Officer, First Union National Bank of North Carolina
                 ("FUNB-NC"), a subsidiary of the Corporation, Charlotte, North
                 Carolina, prior to February 1993. (1)
(Photo)          HOWARD H. HAWORTH (61). President, The Haworth Group and The            1986           12,000
                 Haworth Foundation, Inc., Charlotte, North Carolina, investments.
                 (1)
(Photo)          LEONARD G. HERRING (68). President and Chief Executive Officer,         1986           26,408
                 Lowe's Companies, Inc., North Wilkesboro, North Carolina, a
                 retailer of building materials and related products for home improvement. Director, Lowe's Companies, Inc.
(Photo)          LANTY L. SMITH (53). Chairman and Chief Executive Officer,              1987            2,000
                 Precision Fabrics Group, Inc., Greensboro, North Carolina, a
                 manufacturer of technical, high-performance textile products.
                 Director, Masland Corporation. (1)
(Photo)          DEWEY L. TROGDON (64). Chairman, Cone Mills Corporation,                1986              616
                 Greensboro, North Carolina, a textile manufacturer. Director,
                 Cone Mills Corporation.

  (1) Each director or nominee named above has sole voting and investment power over the issued and outstanding shares of Common Stock beneficially owned by such director on January 31, 1996, except for the following shares over which the directors indicated, and such directors and the six executive officers of the Corporation (Messrs. Crutchfield, Georgius, Terracciano, Walker, Robert T. Atwood, Executive Vice President and Chief Financial Officer, and Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel) as a group, share voting and/or
                                       9
      investment power: Mr. Bernhardt -- 1,726 shares; Mr. Davis -- 946,000 shares; Mr. Dickson -- 25,000 shares; Mr. Georgius -- 212 shares; Mr. Goldberg -- 1,133 shares; Mr. Henry -- 7,284 shares; Dr. Perry -- 621,079 shares; Dr. Shaw -- 1,000 shares; Mr. Walker -- 30,000 shares; and members of the group (including the foregoing) -- 1,635,534 shares.
      The current directors and executive officers of the Corporation beneficially owned a total of 3,253,704 shares, or approximately 1% of the outstanding shares of Common Stock as of January 31, 1996. Included in the calculation of the number of shares of Common Stock so owned are the following shares held under certain of the Corporation's employee benefit plans, including options which were exercisable on January 31, 1996, or within 60 days thereafter, by the directors indicated, and by the directors and such executive officers as a group: Mr.
      Crutchfield -- 136,904 shares; Mr. Georgius -- 69,762 shares; Mr.
      Walker -- 11,214 shares; and members of the group (including the foregoing) -- 246,103 shares. Non-employee directors are not eligible to participate in any of the Corporation's stock option or other employee benefit plans.
      The following directors or nominees disclaim beneficial ownership of certain shares of Common Stock held by certain of their related or other parties, as a result of which these shares are not included in the number of shares indicated above: Mr. Bradley -- 30,564 shares; Mr. Davis -- 185,000 shares; Mr. Georgius -- 1,063 shares; Mr. Haworth -- 15,700 shares; Dr. Perry -- 284,378 shares; Mr. Smith -- 1,350 shares; and Mr. Terracciano -- 2,700 shares. The shares of Common Stock beneficially owned by Mr. Inciarte exclude the shares of Common Stock beneficially owned by Santander.
  (2) As of January 31, 1996, none of the directors or nominees were the beneficial owners of any shares of the Corporation's Series B Preferred Stock, Series D Adjustable Rate Cumulative Class A Preferred Stock, or Series F 10.64% Class A Preferred Stock ("Series F Preferred Stock"), except for Mr. Terracciano, who beneficially owned 4,050 depositary shares, each representing a 1/40th interest in a share of Series F Preferred Stock, which represents less than 1% of the outstanding shares of such series as of such date.
  (3) See "Other Matters Relating to Executive Officers, Directors and Principal Stockholders".
COMMITTEES AND ATTENDANCE
  Executive Committee. The Executive Committee of the Board of Directors held six meetings in 1995. The Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except for those duties and authorities delegated to other committees of the Board of Directors or which are exclusively reserved to the Board of Directors by the Bylaws of the Corporation or by statute. The following directors are the current members of the Executive Committee: Dolan (Chairman), Crutchfield, Davis, Dickson, Goldberg, Goodwin, Herring, Lovett, Neubauer, Smith, Terracciano and Walker.
  Audit Committee. The Audit Committee of the Board of Directors held five meetings in 1995. The principal responsibilities of the Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Corporation with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Corporation as may be directed by the Board of Directors. The following directors are the current members of the Audit
Committee: Bernhardt (Chairman), Haworth (Vice Chairman), Brown, Henry, Perry and Reynolds.
                                       10

  Financial Management Committee. The Financial Management Committee of the Board of Directors held five meetings in 1995. The Committee is authorized, among other things, to review lending and deposit policies and to monitor non-performing assets, owned real estate and investment policies and procedures. The Committee also reviews the Corporation's mortgage banking and capital management activities. The following directors are the current members of the Financial Management Committee: Davis (Chairman), Smith (Vice Chairman), Dowd, Georgius, Goldberg, Goodwin, Halsey, Inciarte, Laughery, Lennon, Neubauer, Shaw and Uible.
  Human Resources Committee. The Human Resources Committee of the Board of Directors (the "HR Committee") held five meetings in 1995. The HR Committee is authorized, among other things, to review and make recommendations to the Board regarding employee compensation, to administer various employee benefit plans, to act as the executive compensation committee of the Corporation and to monitor conditions of employment and personnel policies. The following directors are the current members of the HR Committee: Dickson (Chairman), Herring (Vice Chairman), Barr, Bradley, Dolan, Torrence E. Hemby, Jr. (a retiring director), Lovett and Trogdon.
  Nominating Committee. The Nominating Committee of the Board of Directors held one meeting in 1995. The Committee is authorized, among other things, to recommend the number of directors to be elected to the Board of Directors of the Corporation and its subsidiaries, to recommend any changes in Board membership, to recommend director prospects and to study the compensation for directors and recommend changes when appropriate. The following directors are the current members of the Nominating Committee: Dolan (Chairman), Dickson (Vice Chairman), Crutchfield, Goodwin, Herring, Lovett and Terracciano. The Corporation's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Corporation at an annual meeting of stockholders. A copy of such provisions is available upon request to: First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013, Attention:
Corporate Secretary.
  Attendance. The Board of Directors of the Corporation held eight meetings in 1995. In 1995, all of the directors attended at least 75% of the aggregate of the meetings of the Board of Directors of the Corporation and the above committees on which they served during the period they were directors and members of such committees, except for Mr. Uible, who was not able to attend at least 75% of such meetings because of illness, business or other conflicts.
                                       11

EXECUTIVE COMPENSATION
  The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Corporation (the "CEO"), and (ii) the five other most highly compensated executive officers of the Corporation or a subsidiary of the Corporation, who were serving as executive officers of the Corporation or a subsidiary of the Corporation at December 31, 1995, and who the Corporation considers executive officers for purposes of such determination (the CEO and such executive officers, the "Named Officers").
Summary Compensation Table
  The following table sets forth for the Named Officers for each of the last three calendar years: (i) their name and current principal position (column
(a)); (ii) year covered (column (b)); (iii) annual compensation (columns (c),
(d) and (e)), including (A) base salary (column (c)), (B) bonus (column (d)), and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation (columns (f), (g) and (h)), including
(A) the dollar value of any award of restricted stock (calculated by multiplying the closing sale price of the Common Stock on the date of grant by the number of shares awarded) (column (f)), (B) the sum of the number of stock options granted (column (g)) and (C) the dollar value of all payments pursuant to long-term incentive plans ("LTIPs") (column (h)); and (v) all other compensation for the covered year that the Corporation believes could not be properly reported in any other column of the table (column (i)).
                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term Compensation
                                                                                                 Awards
                                                       Annual Compensation                              Securities    Payouts
                                                                       Other Annual     Restricted      Underlying     LTIP
          Name and Current                     Salary        Bonus     Compensation    Stock Awards    Options/SARs   Payouts
         Principal Position             Year   ($) (1)      ($) (1)      ($) (2)         ($) (3)           (#)          ($)
                (a)                     (b)      (c)          (d)          (e)             (f)             (g)          (h)
Edward E. Crutchfield                   1995   850,000     1,700,000       36,319          834,811        61,345      835,000
 Chairman and Chief                     1994   835,000       835,000       93,723          718,000        44,000      448,740
 Executive Officer,                     1993   810,000       810,000       30,289          720,000        24,000      375,000
 the Corporation
John R. Georgius                        1995   665,000     1,000,000       20,353          599,874        31,595      600,000
 Vice Chairman,                         1994   600,000       600,000       25,039          448,750        15,000      323,384
 the Corporation                        1993   590,000       590,000       21,017          450,000        15,000      262,500
Byron E. Hodnett                        1995   395,000       475,000       14,000          295,350        15,400      325,000
 Chief Executive Officer,               1994   395,000       395,000       11,765          269,250         9,000      212,905
 First Union National Bank of           1993   395,000       395,000        4,771          270,000         9,000      182,500
 Florida
Austin A. Adams                         1995   300,000       450,000        9,521          250,600         8,400      181,497
 Executive Vice President and           1994   300,000       300,000       15,847          197,450         6,600      164,446
 Automation and Operations              1993   300,000       300,000        8,991          198,000         6,600      125,000
 Group Head, the Corporation
Donald A. McMullen (5)                  1995   343,750       675,000(5)     25,220         447,500        10,000            0
 Executive Vice President
 and Capital Management
 Group Head, FUNB-NC
Robert T. Atwood                        1995   355,000       355,000       13,841          241,650        12,600      201,000
 Executive Vice                         1994   335,000       335,000       17,104          215,400         7,200      176,961
 President and                          1993   325,000       325,000       19,879          216,000         7,200      127,500
 Chief Financial Officer,
 the Corporation
                                       All Other
          Name and Current            Compensation
         Principal Position             ($) (4)
                (a)                       (i)
Edward E. Crutchfield                    190,387
 Chairman and Chief                      179,018
 Executive Officer,                       54,049
 the Corporation
John R. Georgius                         102,752
 Vice Chairman,                           48,896
 the Corporation                          39,177
Byron E. Hodnett                         116,148
 Chief Executive Officer,                 36,823
 First Union National Bank of             27,037
 Florida
Austin A. Adams                           42,333
 Executive Vice President and             31,998
 Automation and Operations                14,634
 Group Head, the Corporation
Donald A. McMullen (5)                     1,211
 Executive Vice President
 and Capital Management
 Group Head, FUNB-NC
Robert T. Atwood                          49,535
 Executive Vice                           29,698
 President and                            23,821
 Chief Financial Officer,
 the Corporation

                                       12

(1) Amounts include dollars deferred by the Named Officers under the Corporation's voluntary Deferred Compensation Plans. At the election of the participants in such Plans, account balances are paid in a lump sum or in ten annual installments upon termination of employment due to death, disability or retirement, except in the event of a "change in control" of the Corporation where the successor or acquiring corporation does not elect to continue such Plans, in which case such balances are to be paid in a lump sum. The Corporation has established a nonqualified retirement trust (the "Trust") for the purpose of providing a source of funds to assist the Corporation in meeting its liabilities under certain unfunded nonqualified benefit plans, including the Deferred Compensation Plans and the Supplemental Retirement Plan. In its discretion, the Corporation may designate additional plans to be covered by the Trust. Prior to a "change in control" of the Corporation, benefits are paid from the Trust only upon the direction of the Corporation. Upon the occurrence of a "change in control", the Corporation is required to make an irrevocable asset contribution to the Trust in an amount sufficient to pay each plan participant or beneficiary the benefits to which such participant or beneficiary would be entitled pursuant to the terms of such Plans as of the date on which the "change in control" occurs.
(2) Information regarding any personal benefit that totals less than $50,000 is not required and is not included in the amounts indicated. Dollar amounts indicated for 1995 consist of amounts reimbursed for the payment of taxes on certain personal benefits.
(3) The aggregate number of shares of restricted stock held as of December 31, 1995, and the value thereof as of such date, were as follows: Crutchfield:
    48,655 shares ($2,706,434); Georgius: 32,005 shares ($1,780,278); Hodnett:
    18,000 shares ($1,001,250); Adams: 13,960 shares ($776,525); McMullen:
    10,000 shares ($556,250); and Atwood: 14,120 shares ($785,425). Restricted stock awards granted in 1995 vest at a rate of 20% per year over five years or upon termination due to death, retirement at age 65 or a "change in control" of the Corporation. Dividends on shares of restricted stock are paid quarterly.
(4) Amounts shown for 1995 consist of the following:

                                                     Crutchfield    Georgius    Hodnett    Adams     McMullen    Atwood
Savings Plan matching contributions...............    $  51,000      39,900     23,700     18,000          0     21,300
Value of life insurance premiums..................      136,394      27,137     14,589     12,544      1,211     24,288
Value of disability insurance premiums............            0       1,480          0      2,082          0     3,544
Above market interest on deferred compensation....        2,593      34,235     77,859      9,708          0       403
Bonus for use of real estate referral program.....          400           0          0          0          0         0

   The value of life insurance premiums for Messrs. Crutchfield, Georgius, Hodnett, Adams and Atwood includes the value of premiums advanced by the Corporation under a split-dollar life insurance agreement with the Corporation. The Corporation may terminate such agreement and receive its interest in the life insurance policy under certain conditions, including termination of employment (other than due to death, disability or retirement, unless such terminated employee becomes affiliated with a competitor following any such termination due to disability or retirement), provided the Corporation may not terminate the agreement if such termination of employment or affiliation occurs after a "change in control" of the Corporation.
(5) Mr. McMullen was not employed by the Corporation prior to 1995. The 1995 bonus amount includes a $300,000 bonus paid at the time Mr. McMullen was employed by the Corporation.
Option/SAR Grants Table
     The following table sets forth with respect to grants of stock options made during 1995 to each of the Named Officers: (i) the name of such officer (column
(a)); (ii) the number of options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 1995 (column (c)); (iv) the per share exercise price of the options granted (column
(d)); (v) the expiration date of the options (column e)); and (vi) the Black-Scholes value of the options at grant date (column (f)).
                           OPTION/SAR GRANTS IN 1995

                                               Individual Grants
                 Number of Securities            % of Total
                Underlying Options/SARs     Options/SARs Granted     Exercise or                       Black-Scholes
                      Granted (1)               to Employees         Base Price      Expiration     Grant Date Value (2)
    Name                  (#)                     in 1995              ($/Sh)           Date                ($)
    (a)                   (b)                       (c)                  (d)            (e)                 (f)
Crutchfield              61,345                     6.42                44.75          6/19/05             773,560
Georgius                 31,595                     3.31                44.75          6/19/05             398,413
Hodnett                  15,400                     1.61                44.75          6/19/05             194,194
Adams                     8,400                      .88                44.75          6/19/05             105,924
McMullen                 10,000                     1.05                44.75          6/19/05             126,100
Atwood                   12,600                     1.32                44.75          6/19/05             158,886

(1) Options granted are nonqualified stock options except for options granted to Mr. McMullen to purchase 2,234 shares of Common Stock, which are incentive stock options ("ISOs") under (section mark)422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options are exercisable after one year from the date of grant, subject to the limitations under (section mark)422, at an option exercise price equal to the market price of the Common Stock at the date of grant. Upon a "change in control" of the Corporation, all outstanding options terminate; provided, however, optionholders have the right immediately prior to such "change in control" to exercise such options, whether or not then exercisable.
(2) The values shown reflect standard application of the Black-Scholes pricing model using (i) 60-month volatility (29.222%) and daily stock prices for the five years prior to grant date, (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (6.17%), and (iv) dividends at the annualized rate in place on the date of grant ($1.84). The values do not take into account risk factors such as non-transferability and limits on exercisability. The Black-Scholes option pricing model is a commonly utilized model for valuing options. The model assumes that the possibilities of future stock returns (dividends plus share price appreciation) resemble a normal "bell-shaped" curve. In assessing the values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, which will depend to a large degree on the efforts of the Named Officers to bring future success to the Corporation for the benefit of all stockholders.
Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table
  The following table sets forth with respect to each exercise of stock options (or tandem stock appreciation rights ("SARs")) and freestanding SARs during 1995 by each of the Named Officers and the year-end value of unexercised options and SARs on an aggregated basis: (i) the name of such officer (column (a)); (ii) the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options or SARs were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column
(c)); (iv) the total number of unexercised options and SARs held at December 31, 1995, separately identifying the exercisable and unexercisable options and SARs (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options and SARs held at December 31, 1995, separately identifying the exercisable and unexercisable options and SARs (column (e)).
                  AGGREGATED OPTION/SAR EXERCISES IN 1995 AND
                      DECEMBER 31, 1995 OPTION/SAR VALUES

                                                      Number of Securities
                                                     Underlying Unexercised       Value of Unexercised
                                                          Options/SARs          In-the-Money Options/SARs
                                                        at 12/31/95 (#)              at 12/31/95 ($)
                Shares Acquired        Value              Exercisable/                Exercisable/
    Name        on Exercise (#)     Realized ($)         Unexercisable                Unexercisable
    (a)               (b)               (c)                   (d)                          (e)
Crutchfield          6,854             149,040           145,409/85,036            3,230,283/1,096,382
Georgius             7,200             206,064            65,867/53,298            1,656,983/665,700
Hodnett              8,361              95,106             1,390/35,199               14,943/407,890
Adams                3,000              77,625            16,861/21,639              475,567/233,195
McMullen                 0                   0                 0/10,000                    0/108,750
Atwood                   0                   0             8,267/26,633              159,924/287,026

Long-Term Incentive Plan Awards Table
  The following table sets forth, with respect to each award made to a Named Officer in 1995 under any LTIP: (i) the name of such officer (column (a)); (ii) the number of shares, units or other rights awarded under any LTIP (column (b));
(iii) the performance or other time period until payout or maturation of the award (column (c)); and (iv) for LTIPs not based on stock price, the dollar value of the estimated payout or range of estimated payouts under the award (threshold, target and maximum amount), whether such award is denominated in stock or cash (columns (d) through (f)).
                                       14

                LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995 (1)

                                                                               Estimated Future Payments under
                                               Performance or Other              Non-Stock Price-Based Plans
                    Number of Shares,         Period Until Maturation     Threshold        Target          Maximum
    Name        Units or Other Rights (#)            or Payout             ($ or #)      ($ or #)(2)     ($ or #)(3)
    (a)                    (b)                          (c)                  (d)             (e)             (f)
Crutchfield                                           3 years                  0          $ 835,000       $ 850,000
Georgius                                              3 years                  0            600,000         665,000
Hodnett                                               3 years                  0            325,000         395,000
Adams                                                 3 years                  0            181,497         300,000
McMullen                                              3 years                  0                  0         375,000
Atwood                                                3 years                  0            201,000         355,000

(1) See the Summary Compensation Table. Under the Corporation's Management Long-Term Cash Incentive Plan, if the Corporation achieves not less than a 10% average return on equity ("ROE") (calculated as indicated below under "HR Committee Report on Executive Compensation") for the three-year period ending each December 31, based on the Corporation's "adjusted net income" (as defined in such Plan), a contribution to a management incentive pool will be made, based on (i) the rank of the Corporation's average ROE for the applicable period compared to the average ROE of the 25 largest bank holding companies in the U.S. for such period (ranging from a ranking of one to 13), and (ii) a percentage of base salaries of the participants in such Plan for the last year of the period (gradually decreasing from 50% of such salaries if the Corporation's rank is one, to 27% if such rank is 13). Participants receive awards under such Plan, subject to the discretion of the HR Committee, at the end of each three-year period on the basis of individual performance as determined by the HR Committee. The maximum potential award is 100% of base salary.
(2) Targets are not determinable. Awards indicated represent awards granted in 1995 for the 1992-1994 three-year period. Future awards may be higher or lower than such awards.
(3) Represents 1995 annual salaries, the maximum awards that can be granted in 1996 for the 1993-1995 three-year period.
Pension Plan Table
  The following table sets forth the estimated annual benefits payable upon retirement under the Corporation's Pension Plan (including amounts attributable to the Corporation's Supplemental Retirement Plan) in the specified compensation and years of service classifications indicated below.
  The compensation covered by the Pension Plan includes basic compensation, overtime and certain incentive compensation. The portions of compensation which are considered covered compensation under the Pension Plan for the Named Officers are the salary amounts indicated in the Summary Compensation Table less deferred amounts. As of January 1, 1996, the credited full years of service under the Pension Plan were as follows: Mr. Crutchfield -- 30 years; Mr. Georgius -- 20 years; Mr. Hodnett -- 23 years; Mr. Adams -- 23 years; Mr. McMullen -- one year; and Mr. Atwood -- 5 years.
  The portions of compensation which are considered covered compensation under the Corporation's Supplemental Retirement Plan for the Named Officers are the annual salary and bonus amounts indicated in the Summary Compensation Table, except for the bonus amount set forth in footnote (5) to such table. The Pension Plan is referred to in the table as "PP" and the Supplemental Retirement Plan as "SRP".

                                                  Estimated annual retirement benefit, assuming a married
                                                    participant, a straight life annuity and the years
                                                                of service indicated (1)(2)
     Average annual            15 years             20 years             25 years             30 years             35 years
      compensation           PP        SRP       PP        SRP        PP        SRP        PP        SRP        PP        SRP
$ 750,000................  $33,221   196,956   44,294     268,053   55,368     339,150   66,442     410,248   70,192     406,929
 1,250,000...............   33,221   358,751   44,294     483,780   55,368     608,809   66,442     733,837   70,192     730,519
 1,750,000...............   33,221   520,546   44,294     699,506   55,368     878,467   66,442   1,057,427   70,192   1,054,108
 2,250,000...............   33,221   682,341   44,294     915,233   55,368   1,148,125   66,442   1,381,017   70,192   1,377,698
 2,750,000...............   33,221   844,136   44,294   1,139,959   55,368   1,417,783   66,442   1,704,607   70,192   1,701,288

(1) For the year ending December 31, 1996, the annual retirement benefit payable under the Corporation's Pension Plan is limited by federal law to $120,000 and the maximum covered compensation is limited to $150,000. For officers covered under the Corporation's Supplemental Retirement Plan (a total of 23 in number), any excess annual retirement benefit (based on 30 or less years of service) which could not be paid under the Pension Plan because of
                                       15
    such limitations would be payable under the Supplemental Retirement Plan. The foregoing is reflected in the table. Following a "change in control" of the Corporation, benefits earned under the Supplemental Retirement Plan would be payable in a lump sum actuarial equivalent, upon a participant's retirement or upon any modification to such Plan which would cause the actual or projected benefits payable under such Plan to be reduced.
(2) In December 1994, the Corporation entered into an agreement with Robert T. Atwood to provide a death benefit comparable to that provided under the Corporation's Supplemental Retirement Plan if Mr. Atwood should die before he becomes vested (i.e., completion of ten years of service) under such Plan.
Compensation of Directors
  Directors of the Corporation receive a quarterly retainer of $7,500, plus $1,500 for each committee meeting attended and $2,000 for each meeting of the Board of Directors attended. In addition to the foregoing, the Chairman of each committee receives a quarterly fee of $2,000. Travel and accommodation expenses of directors incurred in traveling to and from meetings are reimbursed by the Corporation. Directors who are employees of the Corporation or its subsidiaries do not receive any directors' fees. Directors' fees totaling $1,121,500 were either paid by the Corporation to the directors of the Corporation in 1995 or deferred under the terms of the Corporation's Deferred Compensation Plan for Non-Employee Directors. Certain office space and secretarial services are provided by the Corporation to Mr. Uible, a director of the Corporation who formerly was Chairman and Chief Executive Officer of a corporation acquired by the Corporation in 1990. In addition, Messrs. Goldberg, Henry and Inciarte, who are directors of the Corporation, also serve as advisory directors on the First Union-North Advisory Board and receive $1,200 per meeting attended of such Board.
  Under the Corporation's Deferred Compensation Plan for Non-Employee Directors, directors of the Corporation who are not employees of the Corporation or any of its subsidiaries may defer payment of all or any part of their directors' fees (including fees payable as committee members). Amounts deferred under such Plan, plus interest, are payable after the end of the calendar year in which the director ceases to be a director, in annual installments over a ten-year period, unless otherwise determined by the HR Committee in its discretion. A total of 14 directors of the Corporation elected to defer $680,500 of their 1995 directors' fees under such Plan. Deferred fees may either earn interest or be valued based on the fair market value of the Common Stock, at the option of the director.
  All non-employee directors of the Corporation who serve as such for five years or more are eligible to participate in the Corporation's Retirement Plan for Non-Employee Directors. Under such Plan, after the end of the calendar year in which the director retires from the Board, the retired director is entitled to receive an annual retirement benefit equal to 80% of the amount of the annual director retainer in effect at the time the director retires.
Employment Contracts
  Edward E. Crutchfield
  In August 1985, the Corporation and Mr. Crutchfield entered into an employment agreement providing for the employment of Mr. Crutchfield as Chairman and Chief Executive Officer of the Corporation until December 31, 1990, subject to (i) the extension of such period of employment so that the unexpired portion thereof would be not less than five years, (ii) the right of either party to terminate the agreement at any time, and (iii) the right of Mr. Crutchfield to terminate the agreement if the Board of Directors changes such offices held by Mr. Crutchfield or the power and authority or duties or responsibilities attendant thereto. The agreement provides that Mr. Crutchfield's annual salary will not be less than $330,000 and that the Corporation, in its sole discretion, may award Mr. Crutchfield an annual bonus based on his performance and other factors. If the Corporation terminates the agreement other than for "cause" (as defined in the agreement) or if Mr. Crutchfield terminates the agreement as provided in
(iii) above, the agreement provides that the Corporation will pay to Mr. Crutchfield an amount equal to the sum of (a) the result of multiplying (i) Mr. Crutchfield's then current annual salary by (ii) the
                                       16
number of years (including any fraction thereof) then remaining in the term of employment, and (b) the result of multiplying (i) the annual average short-term Management Incentive Plan bonus payable to Mr. Crutchfield during the three calendar years preceding the termination date by (ii) the number of years (including any fraction thereof) then remaining in the term of employment. If Mr. Crutchfield terminates his employment other than as provided in (iii) above, he will be entitled to be paid 66 2/3% of his then current annual salary for a period of two years following termination of his employment, subject to termination of such payments if Mr. Crutchfield were to violate a two-year non-compete provision provided for in the agreement. The agreement also provides for a gross-up payment to Mr. Crutchfield equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by Mr. Crutchfield if his employment is terminated in conjunction with a "change in control" of the Corporation and such taxes become payable as a result of payments to Mr. Crutchfield under the agreement or otherwise, being deemed to be "excess parachute payments" for federal income tax purposes.
  John R. Georgius
  In September 1995, the Corporation and Mr. Georgius entered into an employment agreement providing for the employment of Mr. Georgius as Vice Chairman of the Corporation until December 31, 1998, subject to (i) automatic extension of such period of employment for additional one-year periods, (ii) the right of either party to terminate the agreement at any time, and (iii) the right of Mr. Georgius to terminate the agreement if such offices held by Mr. Georgius are changed or he shall fail to be vested with the power and authority or duties or responsibilities attendant thereto. The agreement provides that Mr. Georgius' annual salary will not be less than $665,000 and that the Corporation, in its sole discretion, may award Mr. Georgius annual incentive compensation based on his performance and other factors. If the Corporation terminates the agreement other than for cause (as defined in the agreement) or if Mr. Georgius terminates the agreement as provided in (iii) above, the agreement provides that the Corporation will pay to Mr. Georgius an amount equal to the sum of (a) the result of multiplying (i) Mr. Georgius' then current annual salary by (ii) the number of years (including any fraction thereof) then remaining in the term of employment, and (b) the result of multiplying (i) the average of the cash incentive compensation payable to Mr. Georgius during the three calendar years preceding the termination date by (ii) the number of years (including any fraction thereof) then remaining in the term of employment. If Mr. Georgius terminates his employment other than as provided in (iii) above, he will be entitled to be paid 66 2/3% of his then current annual salary for a period of one year following termination of his employment, subject to termination of such payments if Mr. Georgius were to violate a one-year non-compete provision provided for in the agreement. The agreement provides for a gross-up payment to Mr. Georgius equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by Mr. Georgius if his employment is terminated in conjunction with a "change in control" of the Corporation and such taxes become payable as a result of payments to Mr. Georgius under the agreement or otherwise, being deemed to be "excess parachute payments" for federal income tax purposes.
  Anthony P. Terracciano
  In connection with the execution of the FFB Agreement in June 1995, the Corporation and Mr. Terracciano entered into an employment agreement providing for the employment of Mr. Terracciano for the five-year period following consummation of the acquisition of FFB by the Corporation, which occurred on January 1, 1996. The agreement provides that Mr. Terracciano's salary shall not be less than $1,000,000 per year and that his salary plus any bonus shall not be less than $2,000,000 per year. Mr. Terracciano's current salary is $1,000,000 per year. If Mr. Terracciano's employment is terminated for any reason during the term of employment, Mr. Terracciano shall be entitled to be paid at a rate of $2,000,000 per year during the remainder of the term of employment.
                                       17

Upon expiration of the term of employment, the Corporation shall thereafter for the life of the second to die of Mr. Terracciano and his current spouse, guarantee to Mr. Terracciano or such spouse, retirement income of $1,200,000 per year, offset by certain other retirement benefits. Upon the death of Mr. Terracciano, the Corporation agrees to pay his designated beneficiary or his estate a death benefit of $3,000,000, offset by certain other death benefits. The agreement contains certain non-compete provisions with respect to Mr. Terracciano's employment with another financial institution during the term of employment within a specified geographical area. The agreement also provides for reimbursement of certain excise taxes, if any, payable as a result of any payments made to Mr. Terracciano by the Corporation or FFB.
Compensation Committee Interlocks and Insider Participation
  The current members of the HR Committee who served during the period from April 1995 through December 1995 are Messrs. Bradley, Dickson, Dolan, Hemby, Herring, Lovett and Trogdon, all of whom are independent, outside directors of the Corporation.
  Mr. Crutchfield serves on the Board of Directors of Bernhardt Furniture Company, and as one of the outside directors on the Compensation Advisory Committee of such Board. G. Alex Bernhardt, a director of the Corporation, serves as President and Chief Executive Officer of Bernhardt Furniture Company. HR Committee Report on Executive Compensation
  The HR Committee had five regularly scheduled meetings during 1995, at which time it reviewed, evaluated and approved executive compensation and benefit recommendations without the presence of the CEO. The Corporation's executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that do not (fixed pay). The variable component is substantial. Variable pay elements include a short-term incentive plan, stock compensation plans and a long-term cash incentive plan, which are further discussed below. All plans are developed based on competitive information and administered to balance the interests of the executives with the performance of the Corporation and the interests of its stockholders. The financial data referred to below with respect to the Corporation have been calculated on a historical stand-alone basis and have not been restated to reflect the FFB acquisition.
  In its deliberations on executive pay, the HR Committee maintains the following standards:
    (Bullet) Programs are designed to attract, motivate, reward and retain high performing and dedicated management employees.
    (Bullet) In total, the compensation programs balance competitive need, corporate, individual and business unit performance, and affordability.
    (Bullet) Programs provide competitive financial security for executives and dependents in the event of death, disability or retirement.
  The HR Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief, the HR Committee consistently uses the 25 largest bank holding companies in the U.S. as the comparator group when making compensation decisions. The Corporation ranked ninth in size among this group on December 31, 1995, based on total assets.
  The companies chosen for compensation comparisons in the most recent competitive study (i.e., the 25 largest bank holding companies) are not the same companies that comprise the published industry index in the performance graph set forth below (i.e., the KBW 50 (as defined below)),
                                       18
although the 25 largest bank holding companies are included in the KBW 50. The HR Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder value.
  The HR Committee believes that ROE is the most appropriate measure for evaluating the Corporation's results. In order to provide a consistent basis for comparison, the computation of ROE is based on the average of quarter-end stockholders' equity, excluding unrealized gains or losses on investment securities, as determined in accordance with the Statement of Financial Accounting Standards 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities". The Corporation's Management Incentive Plan and the Corporation's Management Long-Term Cash Incentive Plan both rely on such ROE performance as a primary determinant of incentive payouts.
  The Corporation's and the HR Committee's intent is to provide executive compensation consisting of base salaries, which when combined with awards made under the short-term Management Incentive Plan, the Management Long-Term Cash Incentive Plan and grants made under the Corporation's stock compensation plans, result in total compensation levels which approximate the relative rankings of asset size and ROE performance within the peer group. This result is achieved through the use of proxy data on total compensation for the five most highly compensated executives and financial performance data for the peer companies. For other executive officers, the HR Committee uses judgment based on this data. Each compensation decision is based on what is competitive for that compensation element relative to the peer group, as well as the impact of such decision on total compensation.
  Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the HR Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the HR Committee looks at the historical relationship between pay and performance over time (typically a three-year period) as well as comparisons for a single year. For 1994, the Corporation's ROE performance peer group rank was 11th and the total of all compensation for the Named Officers ranked 14th. It is the HR Committee's intent to address any variance between performance rank and compensation rank with future compensation decisions.
  The HR Committee's review of executive compensation relative to the $1,000,000 limit on tax deductible compensation under the Omnibus Budget Reconciliation Act of 1993 and the regulations promulgated thereunder ("OBRA") was made in the context of insuring the ability to balance sound compensation decisions with appropriate fiscal responsibility. The HR Committee's intention has been to modify the Corporation's executive compensation plans to minimize the possibility of lost deductions. However, the HR Committee believes it is important to balance the effectiveness of such plans against the materiality of any possible lost deductions.
  To continue to meet these objectives, the HR Committee may from time to time change or adjust one or more of the Corporation's executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate. Additionally, the Corporation from time to time employs an independent firm of employee benefit consultants to advise the Corporation and the HR Committee as to various matters relating to executive compensation.
  Base Salary
  The Corporation's base salary program targets base salaries for executive officers at market. As indicated above, the "market" for the Corporation is the 25 largest bank holding companies in the U.S., as measured by total assets. The HR Committee believes that base salary should be reflective of the executive's scope of responsibility, and further, that asset size is the best indicator of scope of responsibility. Accordingly, base salaries for executives are targeted to have the same relative rank
                                       19
among the peer group as asset size. For 1994, the Corporation's asset size ranked ninth among the peer group and the total base salaries for the Named Officers ranked 11th among the peer group. Any variances are addressed in determining the total compensation for the Named Officers. Base salary increases in 1995 were made primarily as a result of increases in base salary market data.
  Short-Term Management Incentive Plan
  The Corporation's short-term Management Incentive Plan covering executive officers is funded based on the Corporation's ROE. The threshold ROE for incentive payments is 12%. Individual awards may range from 0% to 200% of base salary. Determination of individual awards is based primarily on the Corporation's ROE, but includes a subjective assessment of individual performance, where permitted. Measures of individual performance include meeting business unit objectives, promoting corporate values and providing leadership to employees.
  The Corporation's ROE for 1995 (calculated as indicated above) was 17.59%, exceeding the threshold ROE by 47% and resulting in payments which in general ranged from 100% to 200% of each Named Officer's base salary.
  Long-Term Incentive Program
  The long-term incentive program is composed of the following:
    (Bullet) The Corporation's stock compensation plans, which are made up of two elements: stock options and restricted stock awards. The HR Committee believes that issuing stock options and restricted stock to executives benefits the Corporation's stockholders by encouraging and enabling executives to own the stock of the Corporation, thus aligning executive pay with stockholder interests.
    (Bullet) The Corporation's Management Long-Term Cash Incentive Plan, which pays cash awards based on ROE performance. The Corporation's ROE rank for the period against the peer group determines the available pool from which awards may be made. The Corporation's ROE for the period, and individual performance, are considered in determining actual payouts from the plan.
  Award sizes for the stock plans, and payouts from the long-term cash plan, are set so that total compensation approximates the relative rankings of asset size and ROE performance within the peer group. The Corporation's 1994 ROE of 16.75% (calculated as indicated above) resulted in a three-year average ROE rank of ninth among the peer group, generating a pool of 39% of the aggregate base salaries of all participants in the long-term cash plan. This amount was distributed proportionately by the HR Committee in its discretion.
  The 1995 mix of the long-term incentive program awards was set subjectively. In determining the mix, the HR Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior years and cash/stock mix. Current holdings of stock were not considered. No acceleration of vesting or of payouts occurred under these plans in 1995.
  1995 Compensation for the CEO
  Mr. Crutchfield is eligible to participate in the same executive compensation plans available to the other executive officers as described above. His 1995 base salary was set at the size-adjusted median of the peer group. The size-adjusted median increased primarily because of increases in market salaries. Mr. Crutchfield's short-term Management Incentive Plan payout and Management Long-Term Cash Incentive Plan payout were based primarily on the Corporation's ROE, and included a
                                       20
subjective assessment of individual performance, where permitted. In this case, the HR Committee considered overall financial performance, including ROE of 17.59% (calculated as indicated above), return on assets of 1.21%, net income applicable to common stockholders of $1.0 billion, excluding the after-tax effect of FFB restructuring and merger-related charges (an 11% increase over 1994 net income applicable to common stockholders before a preferred stock redemption premium), and success in meeting strategic objectives. These included rapid expansion of major initiatives involving capital markets, mutual funds and card products, which were started in 1994, as well as ten acquisitions which were completed in 1995 or were pending at year-end 1995. In addition, the Corporation continued to lay the ground work for leveraging future corporate performance through major change initiatives, including building a Customer Information Center, consumer reengineering, and reengineering efforts in various other staff areas (Human Resources, Finance, and Automation and Operations). The stock option grants and restricted stock awards made to Mr. Crutchfield in 1995 were based on the analysis discussed above. That is, the HR Committee set them so that Mr. Crutchfield's total compensation would approximate the expected relative rankings of asset size and ROE performance within the peer group. The mix of options and restricted stock awards was set subjectively, balancing rewards for past performance with incentives for future performance. The 1985 employment agreement with Mr. Crutchfield described above had no impact on compensation decisions made with respect to Mr. Crutchfield during 1995.
  With respect to the HR Committee's use of the historical relationship between pay and performance described above, the Corporation's total assets and ROE performance for 1994 ranked ninth and 11th, respectively, among the peer group, and Mr. Crutchfield's base salary and total compensation ranked ninth and 14th, respectively.

R. STUART DICKSON, Chairman                TORRENCE E. HEMBY, JR.
LEONARD G. HERRING, Vice Chairman          RADFORD D. LOVETT
W. WALDO BRADLEY                           DEWEY L. TROGDON
B. F. DOLAN

                                       21

Performance Graph
  The following graph compares (i) the yearly change in the cumulative total stockholder return on the Common Stock with (ii) the cumulative return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Keefe, Bruyette & Woods, Inc. 50 Index ("KBW 50"). The graph assumes that the value of an investment in the Common Stock and in each index was $100 on December 31, 1990, and that all dividends were reinvested.
  The S&P 500 and the KBW 50 are market-capitalization-weighted indices, meaning that companies with a higher market value count for more in both indices. The KBW 50 is comprised of 50 bank holding companies, including all money-center and major regional bank holding companies.
                            TOTAL STOCKHOLDER RETURN
                  DECEMBER 31, 1990 THROUGH DECEMBER 31, 1995

(The Performance Graph appears here with the following plot points:)

                                                                                       December 31,
                                                                       1990    1991    1992    1993    1994    1995
The Corporation.....................................................   $100    204     307     300     313     438
S&P 500.............................................................    100    130     140     154     156     215
KBW 50..............................................................    100    158     202     213     202     329

  The information set forth above under the subheadings "HR Committee Report on Executive Compensation" and "Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Corporation under such Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.
                                       22

OTHER MATTERS RELATING TO EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL
STOCKHOLDERS
General
  The directors and executive officers of the Corporation and its subsidiaries who file reports with the Commission under Section 16(a) of the 1934 Act, organizations with which they are affiliated and members of their immediate families are customers of the Corporation's banking subsidiaries. In the opinion of management of the Corporation, the outstanding indebtedness and commitments in connection with the lending relationships of such directors and officers with the Corporation's banking subsidiaries were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers and do not involve more than normal risk of collectibility or present other unfavorable features. During 1995, the aggregate monthly outstanding principal balances of loans made by the Corporation's banking subsidiaries to such directors and officers and including certain of their related interests, ranged from a high of approximately $308 million to a low of approximately $262 million.
Section 16(a)
  Section 16(a) of the 1934 Act requires the Corporation's directors and certain executive officers of the Corporation and its subsidiaries covered by such Section, and any persons who own more than 10% of any class of the Corporation's equity securities, to file certain reports relating to their ownership of such securities and any changes in such ownership with the Commission and the New York Stock Exchange (the "NYSE") and to furnish the Corporation with copies of such reports. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation or written representations relating thereto, during or prior to the year ended December 31, 1995, all
Section 16(a) filing requirements applicable to such officers, directors and greater than 10% owners were complied with, except as set forth in prior proxy statements and except for late filings related to: one transaction by Ben C. Maffitt, a Section 16(a) reporting officer of the Corporation, relating to a sale of shares from an estate; four transactions on the same date by James E. Maynor, a Section 16(a) reporting officer of the Corporation, relating to the sale of shares received upon the exercise of stock options; and one transaction by Louis A. Schmitt, Jr., a Section 16(a) reporting officer of the Corporation, relating to a sale of shares.
Santander
  Pursuant to the FFB Agreement, Santander is entitled to certain registration rights with respect to the shares of Common Stock received by Santander in the FFB acquisition, including the right to request one registration in any 12-month period for no less than 2,000,000 shares of Common Stock.
  The Second Amendment, dated June 15, 1995, to the Corporation's Shareholder Protection Rights Agreement (the "Rights Agreement") expands the definition of an "Acquiring Person" to include any person that is determined by the Federal Reserve Board to control the Corporation for purposes of the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Rights Agreement provides that a person will not become an Acquiring Person under the BHCA control test described above if either (i) the Federal Reserve Board's control determination would not have been made but for such person's failure to make certain customary passivity commitments, or such person's violation of such commitments, made to the Federal Reserve Board, so long as the Federal Reserve Board determines within 30 days (or 60 days in certain circumstances), that such person no longer controls the Corporation, or (ii) the Federal Reserve Board's control determination was not based on such a failure or violation and such person (x) obtains a noncontrol determination from the Federal Reserve Board
                                       23
within three years, and (y) is using its best efforts to allow the Corporation to make any acquisition or engage in any legally permissible activity notwithstanding such person's being deemed to control the Corporation for purposes of the BHCA.
  In October 1995, the Federal Reserve Board determined that the structure of the proposed relationship between Santander and the Corporation did not support a finding that Santander would control the Corporation for purposes of the BHCA. In connection with such determination, Santander committed to the Federal Reserve Board that it will not:
       exercise or attempt to exercise a controlling influence over the management or policies of the Corporation or any of its subsidiaries; seek or accept representation on the Board of Directors of the Corporation or any of its subsidiaries, except that it may have two representatives on the Board of Directors of the Corporation, one of whom initially shall be a senior executive officer of the Corporation;
       have or seek to have any employee or representative serve as an officer, agent or employee with management responsibility at the Corporation or any of its subsidiaries;
       take any action causing the Corporation or any of its subsidiaries to become a subsidiary of Santander or any of its subsidiaries;
       acquire or retain voting securities of the Corporation or any of its subsidiaries that would cause the combined interests of Santander or any of its subsidiaries and its officers, directors and affiliates to exceed the percentage of the outstanding voting securities of the Corporation or any of its subsidiaries that they owned upon consummation of the FFB acquisition;
       exercise voting rights with respect to that portion of the voting securities of the Corporation at any time owned by Santander or any of its subsidiaries which exceeds 9.9% of the outstanding voting securities of the Corporation at such time, other than to vote such shares for and against any proposition in the same proportions as the voting securities of the Corporation held by security holders not affiliated with the Corporation have been voted;
       propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or Board of Directors of the Corporation or any of its subsidiaries;
       attempt to influence the dividend policies or practices of the Corporation or any of its subsidiaries;
       solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of the Corporation or any of its subsidiaries;
       attempt to influence the loan and credit decisions or policies, the pricing of services, any personnel decision, the location of any offices, branching, the hours of operation or similar activities of the Corporation or any of its subsidiaries;
       dispose or threaten to dispose of shares of the Corporation or any of its subsidiaries in any manner as a condition of specific action or nonaction by the Corporation or any of its subsidiaries; or
       enter into any banking or nonbanking transactions with the Corporation or any of its subsidiaries other than normal banking transactions and cooperative activities that are in the ordinary course of business and on an arm's-length basis.
                                       24

  Pursuant to the FFB Agreement, the Corporation agreed to nominate Mr. Terracciano and Mr. Inciarte at the Meeting to serve as directors of the Corporation for three-year terms. The Corporation and Santander also entered into an agreement pursuant to which the Corporation agreed, subject to certain conditions relating to the percentage ownership of Common Stock by Santander at that time and certain other conditions, to nominate at the Annual Meeting of Stockholders of the Corporation in 1999, up to two individuals selected by Santander to serve as directors of the Corporation for three-year terms.
  From time to time, Santander and its affiliates enter into transactions with the Corporation and its subsidiaries in the ordinary course of business. Since January 1, 1995, such transactions have included (i) foreign exchange facilities for the use of Santander's London, New York and Tokyo branches; (ii) dollar accounts maintained by Santander at certain of the Corporation's subsidiary banks; (iii) peseta accounts maintained by certain of the Corporation's subsidiary banks at Santander; and (iv) a correspondent banking relationship principally for trade finance purposes.
Certain Other Relationships
  Mr. Henry, a director of the Corporation, is a partner in Frank M. Henry Associates, from which a subsidiary of the Corporation leases a branch office in Wilkes-Barre, Pennsylvania. The initial term expires on April 30, 2003, and the subsidiary has four five-year renewal options. The annual base rent is $69,140 for the year ending April 30, 1996, and will increase periodically to $76,140 for the final year of the initial term. During any option periods, the base rent would be based on fair market value.
                                       25

PROPOSAL 2. APPROVAL OF THE CORPORATION'S 1996 EMPLOYEE STOCK
PURCHASE PLAN
General
  The Board of Directors of the Corporation adopted the 1996 Employee Stock Purchase Plan (the "1996 Plan") in February 1996, subject to the approval of the stockholders of the Corporation. The Corporation has offered several plans similar to the 1996 Plan in the past. The employee stock purchase plans are intended to encourage ownership of Common Stock by employees and to encourage employees to remain with the Corporation or its subsidiaries through an opportunity to share in the increased value of the Common Stock to which the employees contribute. The plans are for the benefit of all eligible full-time employees of the Corporation and its subsidiaries, both officers and non-officers.
Eligibility and Participation; Administration
  The 1996 Plan authorizes the Corporation to issue options to eligible employees to purchase shares of Common Stock at 85% of the fair market value of Common Stock on August 1, 1996, or if lesser, and to the extent such options are not exercised or forfeited prior to June 30, 1998, at 85% of the fair market value of the Common Stock on such date. Administration of the 1996 Plan will be vested in the HR Committee. All employees of the Corporation or its subsidiaries (excluding employees whose scheduled employment is less than 20 hours per week or less than five months per year) who complete one or more years of continuous service as of August 1, 1996, will be eligible to participate (except any employee who would own immediately after the grant, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the corporation employing such employee or the parent or a subsidiary of such corporation). Each participant will be granted the right to purchase one share of Common Stock for each $250 of annual compensation reflected on the corporate payroll system on July 31, 1996. Employees may purchase their optioned shares on November 1, 1996, and/or over the following 20-month purchase period, unless sooner terminated by the occurrence of one of the following events: (i) termination of employment; (ii) death, or retirement with the Corporation's consent; (iii) purchase of all shares which the participant elected to purchase, prior to the end of the purchase period; or (iv) withdrawal from the 1996 Plan. Purchase rights are not transferable except by will or by the laws of descent and distribution. Shares offered under the 1996 Plan will be subject to adjustment in the case of stock dividends, stock splits and certain other stock changes. In addition, no option granted under the 1996 Plan will permit a participant to purchase in any single calendar year shares of stock, together with all other shares which the participant may be entitled to purchase under all employee stock purchase plans in such year, at a rate in excess of $25,000 in fair market value for each calendar year in which such option is outstanding (the "$25M Limit").
                                       26

New Plan Benefits
  The following table sets forth the number of shares of Common Stock underlying options that would have been granted under the 1996 Plan to the individuals and groups indicated if the effective date of the 1996 Plan were January 31, 1996, subject to the $25M Limit. The "Dollar Value" column represents the number of such optioned shares times the difference (i) between the assumed option price of such shares (based on 85% of $57.875, the market price of the Common Stock on such date), and (ii) such market price, subject to the $25M Limit.
                               NEW PLAN BENEFITS

                                                                                          1996 Employee Stock
                                                                                             Purchase Plan
                                                                                                     No. of Shares
                                                                                    Dollar Value    With $25M Limit
Crutchfield......................................................................   $      7,490             862
Georgius.........................................................................          7,490             862
Hodnett..........................................................................          7,490             862
Adams............................................................................         10,619           1,222
McMullen.........................................................................         11,236           1,293
Atwood...........................................................................          9,671           1,113
Executive Group*.................................................................        266,739          30,695
Non-Executive Director Group.....................................................              0               0
Non-Executive Employee Group*....................................................     43,785,451       5,038,602

*Excludes Named Officers.
  The actual number of shares to be offered will be determined by the salaries reflected on the corporate payroll system on July 31, 1996, to those eligible employees employed on August 1, 1996. The maximum number of shares of Common Stock authorized to be issued under the 1996 Plan is 7,000,000. To the extent shares of Common Stock are issued under the 1996 Plan, the percentage ownership of the outstanding shares of Common Stock held by the then existing stockholders of the Corporation will decrease. The last reported sale price of the Common Stock on the NYSE on March 1, 1996, was $60.50 per share.
Amendment
  The 1996 Plan may be amended by the Board of Directors of the Corporation without vote of the stockholders of the Corporation, provided that no optionee's existing rights are adversely affected thereby and subject to certain other limitations set forth in the 1996 Plan.
Certain Federal Tax Consequences
  The 1996 Plan is intended to comply with the requirements governing employee stock purchase plans set forth in the Code. Certain favorable tax consequences are afforded to purchasers of stock pursuant to an employee stock purchase plan meeting those requirements. If a participant acquires stock under such a plan and holds it for a period of more than two years from the date the option is granted and more than one year from the date the option is exercised, he would not realize any ordinary income on exercise but would realize ordinary income upon disposition of such stock to the extent of the excess of the fair market value of such stock at the time the option was granted over its option price (which in the 1996 Plan would be the amount of the 15% reduction in price), and he
                                       27
would report any additional gain as capital gain. If such stock is disposed of when its fair market value is less than its fair market value at the time the option was granted, the amount of ordinary income is limited to the excess of the fair market value at the time of disposition over the option price. Neither the grant of an option under an employee stock purchase plan meeting the requirements in the Code nor the exercise of such an option has tax consequences to the Corporation. If a participant disposes of stock acquired pursuant to such an option within two years from the date the option is granted or one year from the date the option is exercised, he must report as ordinary income the difference between the option price and the fair market value of the stock at the time the option was exercised, and the Corporation may take an income tax deduction in that amount.
  Options granted under the 1996 Plan will not qualify as "performance-based compensation" under OBRA (as defined above under "HR Committee Report on Executive Compensation"). Therefore, with respect to dispositions of stock by Actual OBRA Officers (as defined in Proposal 3 below) within two years of the date of grant of such options or one year of the date of exercise, the Corporation may not be able to take a deduction for federal income tax purposes for which it otherwise would be entitled. It is anticipated, due to restrictions on the value of shares which may be granted to such Actual OBRA Officers, that the value of any potential lost tax deductions would be immaterial.
  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE OUTSTANDING SHARES OF COMMON STOCK AND SERIES B PREFERRED STOCK, VOTING AS A SINGLE CLASS, IS REQUIRED TO APPROVE THE 1996 PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1996 PLAN. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" APPROVAL OF THE 1996 PLAN. PROPOSAL 3. APPROVAL OF THE CORPORATION'S 1996 MASTER STOCK
              COMPENSATION PLAN
General
  The Board of Directors of the Corporation adopted the 1996 Master Stock Compensation Plan (the "Plan") in February 1996, subject to approval by the stockholders of the Corporation. The Plan is similar to the 1992 Master Stock Compensation Plan (the "1992 Plan"), which was approved by the stockholders of the Corporation in 1992. The purpose of the Plan is to advance the interests of the Corporation by encouraging and providing for the acquisition of equity interests in the success of the Corporation by key employees through grants of stock options and shares of restricted stock. As of February 29, 1996, there were 1,290,940 shares of Common Stock available for the granting of additional options and/or additional shares of restricted stock under the 1992 Plan. The proposed Plan provides for the issuance of up to 14,000,000 shares of Common Stock. To the extent shares of Common Stock are issued under the Plan, the percentage ownership of the outstanding shares of Common Stock held by the then existing stockholders of the Corporation will decrease. The last sale price of the Common Stock on the NYSE on March 1, 1996, was $60.50 per share.
  In the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change (a "Corporate Change"), the aggregate number of shares of Common Stock subject to each outstanding option under the Plan, and its stated option price, will be appropriately adjusted by the HR Committee. In such event, the HR Committee will also have discretion to make appropriate adjustments in the number and type of shares subject to restricted stock grants then outstanding under the Plan. If any optioned shares are forfeited or expire, such shares may again become available for issuance under the Plan.
                                       28

  The Plan will remain in effect, subject to the Board's right to earlier terminate the Plan as hereinafter described, until all shares of Common Stock subject to it shall have been purchased or acquired pursuant to the provisions of the Plan, provided no option or shares of restricted stock may be granted under the Plan on or after the tenth anniversary of the Plan's effective date. Eligibility and Participation; Administration
  Participants in the Plan will be selected by the HR Committee from among those officers and other key employees of the Corporation or its subsidiaries who are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success. It is anticipated that the current executive officers of the Corporation will receive options and shares of restricted stock under the Plan in such amounts and at such times as the HR Committee may determine.
  The HR Committee will be responsible for the administration of the Plan. The HR Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.
Options
  No option granted pursuant to the Plan may have an option price that is less than the fair market value of the Common Stock on the date the option is granted. Each option expires at such time as the HR Committee determines at the time it is granted; provided, however, that (i) no optionee may be granted options during any fiscal year to purchase more than 200,000 shares of Common Stock, subject to adjustment as a result of a Corporate Change, and (ii) no option may be exercisable later than the tenth anniversary date of its grant. Options granted under the Plan are exercisable at such times and are subject to such restrictions and conditions as the HR Committee in each instance approves, which need not be the same for all participants. Only incentive stock options ("ISOs") to purchase up to $100,000 of Common Stock (measured as of the date of grant of the option) may vest as to each optionee in each calendar year.
  The option price upon exercise of any option is payable to the Corporation in full (i) in cash or its equivalent, (ii) by tendering shares of previously owned Common Stock having a fair market value at the time of exercise equal to the total option price, or (iii) by a combination of (i) and (ii). The proceeds from any such cash payments are added to the general funds of the Corporation and used for general corporate purposes. Pursuant to the foregoing and subject to the approval of the Corporation, an optionee can apply the shares received upon the exercise of a portion of a stock option under the Plan to satisfy the exercise price for additional portions of the option, thereby enabling the optionee to effectively deliver a relatively small number of shares in satisfaction of the exercise price of a much larger option.
  In the event the employment of a participant is terminated by reason of death or retirement, any outstanding options held by the participant shall become immediately exercisable. Unless the HR Committee determines otherwise, any such outstanding options will be forfeited on the expiration date of such options or within three years after such date of termination of employment, whichever period is shorter. Unless the HR Committee determines otherwise, if the employment of a participant shall terminate for any reason other than death or retirement, any then outstanding but unexercisable options granted to such participant will be forfeited upon such termination. Any then outstanding and
                                       29
exercisable options granted to such participant will be forfeited on the expiration date of such options or three months after such date of termination of employment, whichever period is shorter; provided, however, the HR Committee may in its sole discretion, cause any such outstanding options to become immediately exercisable at any time prior to the expiration date of such options or within three months after such date of termination of employment, whichever period is shorter.
  In the event of a "change in control" of the Corporation, any outstanding options granted under the Plan, whether or not then exercisable, shall be exercisable for the remainder of the term of the options. In addition, the HR Committee shall have the right to allow the holders of such options to elect to receive, in settlement thereof, an amount in cash equal to the fair market value of the shares of Common Stock covered by such options on the date of such "change in control", less the number of such shares times the exercise price of such options.
Restricted Stock
  The HR Committee may impose such restrictions on any shares of restricted stock granted under the Plan as it may deem advisable. During the period of restriction, participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to such shares and are entitled to receive all dividends and other distributions paid with respect to such shares.
  In the event the employment of a participant is terminated because of normal retirement or death, any remaining period of restriction applicable to the restricted stock shall automatically terminate. In the event that such employment is terminated for any other reason during the period of restriction, then any shares still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation; provided, however, in the event of early retirement or any involuntary termination of employment (other than normal retirement or death), the HR Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares as it deems appropriate. Transferability; Amendment; Termination
  No options granted under the Plan, and during the applicable period of restriction no shares of restricted stock granted under the Plan, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardian or legal representative. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan.
  The Board of Directors of the Corporation may at any time terminate, and from time to time may amend or modify the Plan; provided, however, no such action of the Board, without approval of the stockholders, may: (i) increase the total amount of Common Stock which may be issued under the Plan; (ii) change the class of employees eligible to receive options or shares of restricted stock; (iii) change the provisions of the Plan regarding option price; (iv) materially increase the cost of the Plan; (v) extend the period during which options or shares of restricted stock may be granted; (vi) extend the maximum period after the date of grant during which options may be exercised; or (vii) change the material terms of the performance goal referred to below.
Effective Date
  The Plan shall become effective as of April 16, 1996, subject to approval by the stockholders of the Corporation.
                                       30

Certain Federal Tax Consequences
  An optionee will not be taxed at the time a nonqualified stock option ("Non-ISO") is granted. In general, an employee exercising a Non-ISO will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss. The Corporation will not recognize income, gain or loss upon the granting of a Non-ISO. Upon the exercise of such an option, the Corporation is entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.
  An employee will not be taxed at the time an ISO is granted. In general, an employee exercising an ISO will not be taxed at the time an ISO is exercised if the stock purchased is held for at least one year after the exercise date and at least two years after the date of grant; provided, however, the bargain element of exercised ISOs is treated as a tax preference item under the alternative minimum tax rules.
  If such holding periods are satisfied, the difference between the option price and the amount realized upon disposition of the stock will constitute long-term capital gain or loss. If such holding periods are not satisfied, the employee will recognize ordinary income to the extent of the lesser of the gain realized and the excess of the fair market value of the stock on the exercise date over the option price. The Corporation will not recognize income, gain or loss upon the granting or exercise of an ISO, nor will it be entitled to any deduction upon the disposition of an ISO if the holding periods referred to above are satisfied. If such holding periods are not satisfied, the Corporation will be entitled to a deduction equal to the amount of the ordinary income recognized by the employee.
  In general, an employee who has received shares of restricted stock and who has not made an election under Section 83(b) of the Code to be taxed upon receipt, will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the earlier of the first time the rights of the employee are transferable or the restrictions lapse. The Corporation is entitled to a deduction at the time that the employee is required to recognize income, subject to the limitations set forth below.
  Under OBRA (as defined above under "HR Committee Report on Executive Compensation"), the allowable federal income tax deduction by a publicly held corporation for compensation paid or accrued with respect to the chief executive officer and the four other most highly compensated executive officers of such corporation serving as such at the end of such corporation's fiscal year (the "Actual OBRA Officers") is limited to no more than $1,000,000 per year (the "OBRA Limitation"), subject to certain exemptions, including an exemption relating to performance-based compensation that is payable (i) solely on account of the achievement of one or more performance goals established by a compensation committee consisting exclusively of two or more outside directors,
(ii) under a plan the material terms of which are approved by the stockholders, and (iii) solely upon certification by the compensation committee that the performance goals and other material conditions precedent to the payment have been satisfied.
  The Plan provides that: (i) the HR Committee shall determine the executive officers of the Corporation and its subsidiaries whose compensation the HR Committee determines may be subject to the OBRA Limitation (the "Expected OBRA Officers") and an ROE performance goal (based on Adjusted Net Income, as defined below) that will need to be attained by the Corporation in order to permit any shares of restricted stock to be granted to the Expected OBRA Officers; (ii) the value of any shares of restricted stock granted to an Expected OBRA Officer (calculated by multiplying the closing price of the Common Stock on the NYSE on the date of grant times the number of shares of restricted stock
                                       31
granted) will be designated as 200% of the Expected OBRA Officer's base salary as of December 31 of the preceding year, subject to reduction by the HR Committee, in its discretion, but in no event may such value exceed $3,000,000, and (iii) for purposes of determining the Corporation's ROE performance goal, as described above, the Corporation's common equity shall exclude any adjustment for unrealized gains or losses on debt and equity securities (pursuant to SFAS 115, as defined above under "HR Committee Report on Executive Compensation").
  The term "Adjusted Net Income" means the Corporation's net income applicable to common stockholders as it appears on an income statement of the Corporation prepared in accordance with generally accepted accounting principles ("GAAP"), adjusted to remove the effect of the following:
       (i) items to be disclosed under GAAP, or that would be disclosed absent a materiality concept, in the Corporation's income statement as extraordinary gains or losses or as changes in accounting principles;
       (ii) net income or loss attributable to companies acquired in acquisition transactions which are being treated as poolings under GAAP to the extent the income or loss is attributable to periods prior to the consummation date of the transaction; and
       (iii) restructuring charges to be recognized in the Corporation's income statement as a result of current and/or pending acquisition transactions.
  In situations where the Corporation's reported net income is adjusted as a result of pooling transactions noted above, the average equity of the Corporation for the applicable period, against which the Adjusted Net Income is compared to determine ROE, shall be computed without taking into account the equity of an acquired company for any time periods prior to consummation of the transaction.
  In December 1994, the HR Committee determined the Expected OBRA Officers (including certain of the Named Officers indicated above) and the ROE performance goal that the Corporation needed to attain in 1995 (12%) in order to permit shares of restricted stock to be granted to the Expected OBRA Officers in 1996. As indicated above under "HR Committee Report on Executive Compensation", the Corporation's ROE for 1995 (calculated as indicated thereunder) was 17.59%. In December 1995, the HR Committee determined the Expected OBRA Officers (including the Named Officers indicated above) and the ROE performance goal that the Corporation will need to attain in 1996 (12%) in order to permit any shares of restricted stock to be granted to the Expected OBRA Officers in 1997. An executive officer not designated as an Expected OBRA Officer prior to the beginning of the year for which such shares of restricted stock are granted may thereafter become an Actual OBRA Officer during the period of the grant, in which case the Corporation may not be able to deduct all or a portion of the compensation payable to such executive officer with respect to such shares of restricted stock.
                                       32

1992 Plan Benefits
  The following table sets forth the number of shares of Common Stock covered by options and the number of shares of restricted stock which were granted under the 1992 Plan in June 1995 to the individuals and groups indicated. The number of shares of Common Stock covered by options and the number of shares of restricted stock to be granted under the Plan in 1996 to such officers and groups, assuming the Plan is approved by the stockholders, are generally expected to exceed the number of such shares granted in June 1995 and set forth in the following table.

                                                                                                      1995 Restricted
                                                                                1995 Stock Options     Stock Grants
Crutchfield..................................................................          61,345              18,655
Georgius.....................................................................          31,595              13,405
Hodnett......................................................................          15,400               6,600
Adams........................................................................           8,400               5,600
McMullen.....................................................................          10,000              10,000
Atwood.......................................................................          12,600               5,400
Executive Group*.............................................................         135,180              90,120
Non-Executive Director Group.................................................               0                   0
Non-Executive Employee Group*................................................         680,825             457,550

*Excludes Named Officers.
  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE OUTSTANDING SHARES OF COMMON STOCK AND SERIES B PREFERRED STOCK, VOTING AS A SINGLE CLASS, IS REQUIRED TO APPROVE THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" APPROVAL OF THE PLAN.
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF AUDITORS
  The accounting firm of KPMG Peat Marwick LLP has been appointed the Corporation's auditors for the year 1996 and in accordance with established policy, such appointment is being submitted to the stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but such vote would be considered in connection with the appointment of auditors for 1997.
  KPMG Peat Marwick LLP were auditors of the Corporation for the year ended December 31, 1995, and a representative of such firm is expected to attend the Meeting, respond to appropriate questions from stockholders and proxyholders present at the Meeting and if such representative desires, which is not now anticipated, make a statement.
  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE OUTSTANDING SHARES OF COMMON STOCK AND SERIES B PREFERRED STOCK, VOTING AS A SINGLE CLASS, IS REQUIRED TO APPROVE THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THIS PROPOSAL.
                                       33

OTHER MATTERS; STOCKHOLDER PROPOSALS
  Management of the Corporation is not aware of any other matters which are to be presented at the Meeting but if any such matters are so presented which may require a vote of the stockholders, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters. The Corporation's Bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.
  Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders of the Corporation (the "1997 Meeting") should be received by the Corporation at its offices at One First Union Center, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary, on or before November 11, 1996, in order to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. The submission of such proposals by stockholders and the consideration of such proposals by the Corporation for inclusion in next year's proxy statement and form of proxy are subject to applicable rules and regulations of the Commission. In addition, stockholders wishing to propose matters for consideration at the 1997 Meeting must follow certain specified advance notice procedures set forth in the Corporation's Bylaws, a copy of which is available upon request to: First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013,
Attention: Corporate Secretary.
March 7, 1996
  A COPY OF THE CORPORATION'S 1995 ANNUAL REPORT ON FORM 10-K IS AVAILABLE WITHOUT CHARGE (EXCEPT FOR EXHIBITS) UPON WRITTEN REQUEST TO FIRST UNION CORPORATION, INVESTOR RELATIONS, TWO FIRST UNION CENTER, CHARLOTTE, NC 28288-0206, ATTENTION: T. SEAN FOX.
                                       34
*******************************************************************************
                                  APPENDIX

COMMON STOCK
P R O X Y
                            FIRST UNION CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       The undersigned stockholder of First Union Corporation (the "Corporation") hereby constitutes and appoints W. Waldo Bradley, Radford D. Lovett and Leonard G. Herring and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on February 23, 1996, at the Annual Meeting of Stockholders of the Corporation to be held on April 16, 1996, and at any and all adjournments thereof.
1. PROPOSAL TO ELECT THE 12 NOMINEES LISTED BELOW AS DIRECTORS OF THE CORPORATION, NINE NOMINEES TO SERVE AS CLASS I DIRECTORS WITH TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS, ONE NOMINEE TO SERVE AS A CLASS II DIRECTOR WITH A TERM EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS, AND TWO NOMINEES TO SERVE AS CLASS III DIRECTORS WITH TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

[ ] FOR all nominees listed below (except as marked to the contrary   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
 below).

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
              A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
  CLASS I: Robert J. Brown, Edward E. Crutchfield, R. Stuart Dickson, Juan Rodriguez Inciarte, Max Lennon, Joseph Neubauer, Ruth G. Shaw, Anthony P. Terracciano and
    B.J. Walker.
  CLASS II: Arthur M. Goldberg
  CLASS III: Edward E. Barr and Frank M. Henry
2. PROPOSAL TO APPROVE THE CORPORATION'S 1996 EMPLOYEE STOCK PURCHASE PLAN.
       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
3. PROPOSAL TO APPROVE THE CORPORATION'S 1996 MASTER STOCK COMPENSATION PLAN.
       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
                           (continued on other side)
 ...............................................................................
 ...............................................................................

4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS OF THE CORPORATION FOR 1996.
       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4, AS APPLICABLE. THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, IN THEIR SOLE DISCRETION.
                                                SIGNATURE(S) OF STOCKHOLDER
                                           Please sign exactly as name appears
                                           on this proxy. When shares are held
                                           by joint tenants, both should sign.
                                           When signing on behalf of a
                                           corporation or partnership, or as
                                           attorney, agent or fiduciary, please
                                           indicate the capacity in which you
                                           are signing.
                                           Dated: 1996
                              FOLD AND DETACH HERE
            YOUR VOTE IS IMPORTANT TO US. PLEASE MARK, DATE AND SIGN
            YOUR PROXY AND RETURN IT PROMPTLY IN THE PROVIDED RETURN
             ENVELOPE. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY
                     THE EXPENSE OF AN ADDITIONAL MAILING.
                                   THANK YOU.
                            MEETING RESERVATION FORM
                                 The 1996 Annual Meeting of Stockholders will be held in the Auditorium, 12th floor, Two First
                                 Union Center, Charlotte, North Carolina, on
                        April 16, 1996, at 9:30 a.m.

                            Because the Auditorium has a limited amount of
                        seating, we may not be able to admit shareholders who do not return this card. In addition, if you are not the holder of record of the shares you owned on the record date for the meeting, you may not be able to attend the meeting unless you present a proxy or power of attorney or other evidence authorizing you to vote such shares at the meeting.
                            You do not need to return this card if you do not
                        plan to attend the meeting. If you have any questions, please contact Shareholder Services at 1-800-347-1246.

                                       Name.......................
                                       Address....................
                                       ...........................
                                       City.......................
                                       State......................
                                       Zip Code...................
              Comments

                            THIS IS NOT A PROXY CARD
 ...............................................................................
 ...............................................................................

SERIES B CONVERTIBLE CLASS A PREFERRED STOCK
P R O X Y
                            FIRST UNION CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       The undersigned stockholder of First Union Corporation (the "Corporation") hereby constitutes and appoints W. Waldo Bradley, Radford D. Lovett and Leonard G. Herring and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Series B Convertible Class A Preferred Stock of the Corporation held of record by the undersigned on February 23, 1996, at the Annual Meeting of Stockholders of the Corporation to be held on April 16, 1996, and at any and all adjournments thereof.
1. PROPOSAL TO ELECT THE 12 NOMINEES LISTED BELOW AS DIRECTORS OF THE CORPORATION, NINE NOMINEES TO SERVE AS CLASS I DIRECTORS WITH TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS, ONE NOMINEE TO SERVE AS A CLASS II DIRECTOR WITH A TERM EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS, AND TWO NOMINEES TO SERVE AS CLASS III DIRECTORS WITH TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

[ ] FOR all nominees listed below (except as marked to the contrary   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
 below).

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
              A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
  CLASS I: Robert J. Brown, Edward E. Crutchfield, R. Stuart Dickson, Juan Rodriguez Inciarte, Max Lennon, Joseph Neubauer, Ruth G. Shaw, Anthony P. Terracciano and
    B.J. Walker.
  CLASS II: Arthur M. Goldberg
  CLASS III: Edward E. Barr and Frank M. Henry
2. PROPOSAL TO APPROVE THE CORPORATION'S 1996 EMPLOYEE STOCK PURCHASE PLAN.
       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
3. PROPOSAL TO APPROVE THE CORPORATION'S 1996 MASTER STOCK COMPENSATION PLAN.
       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
                           (continued on other side)
 ...............................................................................
 ...............................................................................

4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS OF THE CORPORATION FOR 1996.
       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4, AS APPLICABLE. THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, IN THEIR SOLE DISCRETION.
                                                SIGNATURE(S) OF STOCKHOLDER
                                           Please sign exactly as name appears
                                           on this proxy. When shares are held
                                           by joint tenants, both should sign.
                                           When signing on behalf of a
                                           corporation or partnership, or as
                                           attorney, agent or fiduciary, please
                                           indicate the capacity in which you
                                           are signing.
                                           Dated: 1996
                              FOLD AND DETACH HERE
            YOUR VOTE IS IMPORTANT TO US. PLEASE MARK, DATE AND SIGN
            YOUR PROXY AND RETURN IT PROMPTLY IN THE PROVIDED RETURN
             ENVELOPE. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY
                     THE EXPENSE OF AN ADDITIONAL MAILING.
                                   THANK YOU.
                            MEETING RESERVATION FORM
                                 The 1996 Annual Meeting of Stockholders will be held in the Auditorium, 12th floor, Two First
                                 Union Center, Charlotte, North Carolina, on
                        April 16, 1996, at 9:30 a.m.

                            Because the Auditorium has a limited amount of
                        seating, we may not be able to admit shareholders who do not return this card. In addition, if you are not the holder of record of the shares you owned on the record date for the meeting, you may not be able to attend the meeting unless you present a proxy or power of attorney or other evidence authorizing you to vote such shares at the meeting.
                            You do not need to return this card if you do not
                        plan to attend the meeting. If you have any questions, please contact Shareholder Services at 1-800-347-1246.

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              Comments

                            THIS IS NOT A PROXY CARD
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